EXHIBIT 21.1



                                  SUBSIDIARIES



(A) PENINSULA GAMING, LLC

NAME                                                 DOMESTIC JURISDICTION
----                                                 ---------------------

Peninsula Gaming Corp.                               Delaware

Diamond Jo, LLC                                      Delaware

The Old Evangeline Downs, L.L.C.                     Louisiana



(B) PENINSULA GAMING CORP.

None



(C) DIAMOND JO, LLC

None